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                                  EXHIBIT 10.28

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
               AMENDED AND RESTATED 1996 LONG TERM INCENTIVE PLAN



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                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
               AMENDED AND RESTATED 1996 LONG-TERM INCENTIVE PLAN


1. Purposes: Definitions. The purposes of the Plan are to further the growth, development and financial success of the Company by providing incentives to those officers and other key employees who have the capacity for contributing in substantial measure toward the growth and profitability of the Company and to assist the Company in attracting and retaining employees with the ability to make such contributions. To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, and Restricted Shares.

       Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

       "Board" shall mean the Board of Directors of the Company.

       "Bonus Award" shall mean a cash or Share-based award granted pursuant to
       Section 7.1.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

       "Committee" shall mean the Compensation-Committee of the Board, appointed as provided in Section 2.1.

       "Company" shall mean Ultramar Diamond Shamrock Corporation, a Delaware corporation, and any successor corporation.

       "Effective Date" shall have the meaning set forth in Section 9.1.

       "Employee" shall mean any employee (including any officer whether or not a director) of the Company, or of any corporation which is then a Subsidiary.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

       "Fair Market Value" of a Share as of a given date shall mean (a) the closing sale price per Share as reported on the principal exchange on which Shares are then trading, if any, on such date, or if there are no sales on such date, on the next preceding trading day during which a sale occurred, or (b) if clause (a) does not apply, the fair market value of the Share as determined by the Committee from time to time in good faith.

       "Incentive Stock Option" shall mean an Option intended to be and designated as an "incentive stock option" within the meaning of section 422 of the Code.

       "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

       "Option" shall mean an option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5.1.



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       "Option Agreement" shall mean the written agreement pursuant to which an
       Option is awarded.

       "Optionee" shall mean an Employee to whom an Option has been granted pursuant to the Plan.

       "Participant" shall mean an Employee to whom an award is granted pursuant to the Plan.

       "Performance Criteria" shall have the meaning set forth in Section 8.

       "Plan" shall mean this Ultramar Diamond Shamrock Corporation Amended and Restated 1996 Long Term Incentive Plan, as hereinafter amended from time to time.

       "Restricted Shares" shall mean shares which are awarded to a Participant that are subject to the restrictions described in Section 6.1.

       "Rule 16b-3" shall mean Rule 16b-3 adopted by the Securities and Exchange Commission under the Exchange Act.

       "Securities Act" shall mean the Securities Act of 1933, as amended.

       "Share" shall mean a share of the Company's Common Stock, $.01 par value.

       "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company, if each such corporation (other than the last corporation in the unbroken chain), or if each group of commonly controlled corporations, then owns fifty percent (50%) or more of the total combined voting power in one of the other corporations in such chain.

2.     Administration.

       2.1 Compensation Committee. The Plan shall be administered by the Committee, which shall consist of two or more individuals appointed by the Board and holding office at the pleasure of the Board. All Committee members shall be members of the Board and must be "non-employee directors," as such term is described in Rule 16b-3, if and as such Rule is in effect, and "outside directors" within the meaning of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. The Board shall fill vacancies in the Committee.

       2.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its terms and provisions. The Committee shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith



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              and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee (and by the Company's executive officers in furtherance of such interpretations and determinations) shall be binding upon all affected persons. In addition to the authority otherwise prescribed in the Plan, the Committee shall have the authority in it sole discretion to prescribe such limitations, restrictions, and conditions upon, provisions for vesting and acceleration of, provisions prescribing the nature and amount of legal consideration to be received upon the grant or exercise of, any award made under the Plan and all other terms and conditions of any such award as the Committee deems appropriate, provided that none of the foregoing conflicts with any of the express terms or limitations of the Plan and that the foregoing are set forth in the instrument granting any such award or in the rules referred to elsewhere in this Section 2.2.

       2.3 Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee.

       2.4 Compensation: Professional Assistance: Good Faith Actions. Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of Board, employ attorneys, consultants, accountants, appraisers, or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

3. Shares Subject To The Plan.

       3.1    Shares Subject to the Plan. Subject to adjustment pursuant to
              Section 3.3. the number of Shares that may be the subject of or related to awards under this Plan is 11,000.000. Such shares may be treasury shares or shares of original issue or a combination of the foregoing. In the event that (a) any Participant delivers Shares (i) to pay the exercise price of an Option or any other award granted hereunder, or (ii) in satisfaction of any tax withholding requirement or (b) any other payment made or benefit realized under the Plan is satisfied by the transfer or relinquishment of Shares, the number of Shares available for awards under the Plan shall be increased by the number of Shares so surrendered, paid or relinquished. In the event that any award under the Plan expires, terminates or is canceled for any reason whatsoever without the Participant having received any benefit therefrom, the Shares covered by such award shall again become available for future awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any



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       "benefit" in the case of forfeited Restricted Shares by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

3.2    Limitations.  Subject to adjustment pursuant to Section 3.3.

              (i) The maximum number of Shares that may be the subject of Options under the Plan to any Participant shall not, in the aggregate, exceed 600,000 per year;

              (ii) No more than twenty percent (20%) of the maximum number of Shares available for award under this Plan shall be granted to Participants as Restricted Shares or Share-based Bonus Awards, and the maximum number of Restricted Shares and Share-based Bonus Awards granted under the Plan to any Participant shall not exceed 200,000 Shares per year.

              (iii) The number of Shares issued or transferred as Restricted Shares that become nonforfeitable solely contingent upon the Participant attaining a certain length of service with the Company shall not in the aggregate exceed 400,000 Shares; and;

              (iv) The aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed the total number of Shares specified in Section 3.1.

3.3 Changes in Company's Shares. In the event of any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or other similar corporate event that affects the Shares or other awards granted or made available for issuance under the Plan such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall in such manner as the Committee may be equitable, adjust any or all of (a) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of other awards granted under the Plan in the aggregate or to any Participant, (b) the number and kind of shares subject to outstanding Options and other awards, and (c) the grant, exercise or conversion price with respect to any of the foregoing; provided, however, that the number of Shares subject to any Option or other award shall always be a whole number.

              Notwithstanding the above, in the event of any of the following:

              A. the Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by shareholders of the Company in a form other than stock or other equity interests of the surviving entity;

              B. all or substantially all of the assets of the Company are acquired by another person.



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              C.     the reorganization or liquidation of the Company; or

              D. the Company shall enter into a written agreement to undergo an event described in clauses A, B, or C above.

              then the Committee may, in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding Options and/or other awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options or awards based upon the price per Share received or to be received by other stockholders of the Company in the event. The Committee may vary the terms of this Section 3.3 in any particular Option or other award agreement.

4.     Eligibility.

       Any Employee who is an officer or who is designated by the Committee as a key Employee shall be eligible to receive awards under this Plan. In general, an Employee may be designated as a key Employee if such Employee is responsible for or contributes to the management, growth, and/or profitability of the business of the Company and/or a Subsidiary.

5.     Stock Options.

       5.1 Grant. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees to whom Options shall be granted the number of Shares to be covered by each Option, the exercise price therefor and the terms and conditions applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options. Nonqualified Stock Options, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and any rules or regulations promulgated thereunder.

       5.2 Terms. Options shall be granted only pursuant to a written Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

              (a) Price. The exercise price for the Shares subject to an Option, or the manner in which such exercise price is to be determined, shall be determined by the Committee, provided that, the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted.

              (b) Term. Options shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten years from the date it is granted.



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              (c)    Vesting. Options shall be exercisable in such installments
                     (which need not be equal) and at such times as may be designated by the Committee and set forth in the Option Agreement. To the extent not exercised, installments shall accumulate and may be exercised, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in the Option Agreement that all or a part of the Shares received by an Optionee upon the exercise of a Nonqualified Stock Option shall be Restricted Shares subject to any or all of the restrictions or conditions prescribed pursuant to Section 6.2(b).

              (d) Incentive Stock Option Grants to 10% Stockholders. Notwithstanding anything to the contrary in this Section 5, if an Incentive Stock Option is granted to a Participant who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of a Subsidiary, the term of the Option shall not exceed five years from the date of grant of such Option and the exercise price shall be at least 110 percent of the Fair Market Value (on the date of grant) of the Shares subject to the Option.

              (e) $100,000 Per Year Limitation for Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Shares for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

   5.3 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by first class mail to the Secretary of the Company at the Company's principal executive office, or by such other method approved by the Committee. Any such notice shall specify the number of Shares to be purchased and be accompanied by full payment therefor and shall otherwise be in accordance with the Option Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, (ii) by check, (iii) at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, (A) by transferring Shares to the Company (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company); provided, however, that such Shares are not subject to any pledge or other security interest and have either been held by the Optionee for at least six months, previously acquired by the Optionee on the open market or meet such other requirements as the Committee may determine necessary in order to avoid an accounting earnings charge in respect of the Option, or (B) by exercising pursuant to a "cashless exercise" procedure, or (iv) any combination thereof. Any Shares transferred to the Company, as payment of the purchase price under an Option, shall be valued at their Fair Market Value on the date of exercise of such Option. If



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              requested by the Committee, the Optionee shall deliver the Option
              Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Optionee. Not less than one hundred
              (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Committee determines otherwise, in its sole discretion.

       5.4 Reload Options. The Committee may provide for the grant to any Optionee of additional Options ("Reload Options") upon the exercise of Option, including Reload Options, through the delivery of Shares; provided, however, that (i) Reload Options may be granted only with respect to the same number of Shares as were surrendered to exercise the Options, (ii) the exercise price per Share of the Reload Options shall be not less than 100% of the Fair Market Value of a Share as of the date the Reload Options are granted, and (iii) the Reload Options shall not be exercisable after the expiration of the terms of the Options, the exercise of which resulted in the grant of the Reload Options.

6.   Restricted Shares.

       6.1 Grants. Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine the eligible Employees to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded, the price (if any) to be paid by the recipient of Restricted Shares, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. Awards of Restricted Shares may be granted either alone or in addition to other awards granted under the Plan. The Committee may condition the grant or vesting of Restricted Shares upon the attainment of Performance Criteria or such other factors as the Committee may determine, it its sole discretion. The provisions of Restricted Share awards need not be the same with respect to each recipient.

       6.2 Terms. Restricted Shares awards shall be granted only pursuant to a written agreement, which shall be executed by the Participant and a duly authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan, including the following:

              (a) Price. The purchase price of Restricted Shares shall be determined by the Committee, in its sole discretion, and may be zero.

              (b)    Restrictions and Conditions.

                     (i) The award may be subject to such restrictions as may be imposed by the Committee in its sole discretion, including, without limitation, Performance Criteria, as a condition for the grant or vesting of the Restricted Shares; provided, however, that any restrictions based upon the



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                            Participant attaining a certain length of service
                            with the Company shall not exceed five years of service after the date of grant of the Restricted Shares; and provided further, that the period within which Performance Criteria must be achieved shall not exceed ten years after the date of grant of the Restricted Shares. The Committee may provide for the lapse of restrictions imposed on an award in installments.

                     (ii) Except as provided in clause (i), the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote the Shares and to receive any cash dividends.

                     (iii) The Committee may, in its sole discretion, retain in the applicable award agreement the authority to waive in whole or in part any or all restrictions with respect to a Participant's Restricted Shares, based on such factors as the Committee may deem appropriate.

                     (iv) The Committee may, in its sole discretion, provide that Restricted Shares be held in escrow or trust pending delivery to the Participant upon the satisfaction of any applicable restrictions or delivery to the Company upon forfeiture.

7.     Bonus Awards.

       7.1 Grant. Subject to the provisions of the plan, the Committee shall have the sole and complete authority to determine eligible Employees to whom Bonus Awards will be awarded. A Bonus Award shall entitle a Participant to an award of cash or Shares under such terms and conditions and shall be established by the Committee.

       7.2 162(m) Bonus Awards. The Committee may designate any particular Bonus Award as being a 162(m) Bonus Award: provided that any Bonus Award so designated will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:
              No. 162(m) Bonus Award may be paid unless and until the stockholders of the Company have approved the Plan in a manner which complies with the stockholder approval requirement of
              Section 162(m) of the code of the Treasury regulations promulgated thereunder. The performance goals to which a 162(m) Bonus Award is subject must be based solely on Performance Criteria described in
              Section 8.2. Such Performance Criteria, and the Bonus Award payable upon attainment thereof, must be established by the Committee within the time limits required in order for the 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code. No 162(m) Bonus Award may be paid until the Committee has certified the level of attainment of the applicable Performance Criteria. The maximum amount of any single 162(m) Bonus Award is $7,000,000 (if denominated in dollars) or 200,000 Shares (if denominated in Shares). Notwithstanding the above, all "Intermediate Incentive Awards" and "Excess Performance-Based Restricted Stock Award" granted under the Company's



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              Intermediate Incentive and Performance-Based Restricted Stock Plan
              shall be 162(m) Bonus Awards.

8.     Performance Criteria.

       8.1 Grants Subject to Performance Criteria. Options, Restricted Shares, and Bonus Awards, when so determined by the Committee, may be subject to such financial or non-financial performance or other criteria ("Performance Criteria") as may be adopted from time to time by the Committee in its discretion. Performance Criteria shall not include the attaining of a certain length of service with the Company.

       8.2 Performance Criteria. The Performance Criteria applicable to any Participant who is, or who is determined by the Committee to be likely to become, a "covered employee" within the meaning of
              Section 162(m) of the Code (a "Covered Employee"), shall be limited to growth, improvement or attainment of certain levels of:

              (i)    return on capital, equity, or operating costs;

              (ii)   economic value added;

              (iii)  margins;

              (iv)   total stockholder return or market value;

              (v)    operating profit or net income;

              (vi) cash flow, earnings before interest and taxes, earnings before interest, taxes and depreciation, or earnings before interest, taxes, depreciation and amortization;

              (vii)  sales, throughput, or product volumes;

              (viii) costs or expenses;

              (ix)   capital employed; or

              (x)    any combination of the foregoing.

                  Such Performance Criteria may be expressed either on an
              absolute basis or relative to other companies selected by the Committee. This Section 8.2 is intended to comply with the exception from Section 162(m) of the Code for qualified performance-based compensation, and shall be construed, applied and administered accordingly.

       8.3 Change in Circumstances. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in



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              which it conducts its business, or other events or circumstances render the Performance Criteria to be unsuitable, the Committee may modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable; provided, however, that no such modification shall be made in the case of any award to a Participant who is, or is determined by the Committee to be likely to become, a Covered Employee if the effect would be to cause the award to fail to qualify for the performance-based exception to
              Section 162(m) of the Code. In addition, at the time the award subject to Performance Criteria is made and performance goals established, the Committee is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control including market related changes in inventory value, changes in industry margins, changes in accounting principles, and extraordinary charges to income.

9.     Miscellaneous.

       9.1 Effective Date. The Plan originally became effective as of October 22, 1996 (the "Effective Date") and was approved by the Company's shareholders on December 3, 1996. The amendment and restatement of the Plan is effective February 7, 2001, subject to approval of such amendment and restatement by holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the laws of the State of Delaware no later than February 6, 2002. The Plan shall expire on October 21, 2006.

       9.2 Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided, however, that, except as provided in Section 3.3, no amendment shall be effective unless approved by the affirmative vote of a majority of the votes eligible to be cast at a meeting of stockholders of the Company held within twelve (12) months of the date of adoption of such amendment, where such amendment will:

              (a) increase the total number of Shares reserved for the purposes of the Plan; or

              (b)    make such other change as may require stockholder approval
                     (i) under the rules of any exchange on which Shares are traded, or (ii) in order for awards granted under the Plan to qualify for an exception from Section 162(m) of the Code.

              Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award therefore granted. No awards may be granted during any period of suspension nor after termination of the Plan, and in no event may any awards be granted under the Plan after ten years from the Effective Date.



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       9.3    Amendment of Award. The Committee may amend, modify or terminate any outstanding award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (a) to change the date or dates as of which an Option becomes exercisable or Restricted Shares become vested, or (b) to cancel and reissue an award under such different terms and conditions as it determines appropriate; provided, however, that, without stockholder approval, (i) no such amendment or modification may reduce the exercise price of an Option, and (ii) the Committee may not cancel any outstanding Option and replace it with a new Option (with a lower exercise price), in either case in a manner which would either (X) be reportable in the Company's proxy statement as Options which have been "repriced" (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (Y) result in any Option being accounted for under the "variable" method for financial statement reporting purposes.

       9.4    Nontransferability:

              (a) Each award shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or a Subsidiary; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

              (b) Notwithstanding the foregoing, the Committee may in an Option Agreement or at any time after the date of grant in an amendment to an Option Agreement provide that Options which are not intended to qualify as Incentive Stock Options may be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Option Agreement to preserve the purposes of the plan, to:

                     (i) any person who is a "family member" of the Participant, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

                     (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members;

                     (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or



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                     (iv)   any other transferee as may be approved either (a)
                            by the Board or the Committee in its sole discretion, or (b) as provided in the applicable Award agreement;

                           (each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a "Permitted Transferee"); provided that the Participant give the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Option Agreement.

              (c) The terms of any Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Option Agreement to an Optionee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or by laws or descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Option Agreement, that such registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and

              (d) the consequences of termination of the Participant's employment by, or services to, the Company or a Subsidiary under the terms of the Plan and the applicable Option Agreement shall continue to be applied with respect to the Participant, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Option Agreement.

       9.5 No Rights as Stockholder. Subject to the provisions of the applicable award, no Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option or otherwise to be distributed under the Plan until such Participant shall have become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Shares, the applicable award agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

       9.6 Deferral. The Committee shall have the authority to establish rules governing the deferral of the delivery of Shares upon the exercise of Nonqualified Stock Options for tax planning purposes. Such rules shall be contained in the applicable Option Agreement or in an amendment to such Option Agreement.

       9.7 Foreign Participants. Subject to the provisions of Section 9.3, the Committee may, in order to fulfill the Plan purposes and without amending the Plan, modify previously granted awards to Participants who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

       9.8 Effect of Plan Upon Other Compensation and Incentive Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company of any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary.

       9.9    Regulations and Other Approvals; Governing Law.

              (a) The obligation of the Company to sell or deliver Shares with respect to Options or any other award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

              (b) The Committee may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder for Employees granted Incentive Stock Options.

              (c) Each Option and any other award payable in Shares is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of any Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

              (d) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the plan shall include any legend that he Committee deems appropriate to reflect any restrictions on transfer.

       9.10 Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

       9.11 Withholding of Taxes. No later than the date as to which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any award granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or other taxes of any kind required by the law of any applicable jurisdiction or the Company to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In its discretion, the Committee may permit Participants to satisfy withholding obligations by delivering previously owned Shares or by electing to have Shares withheld.

       9.12 No Right To Continued Employment. Nothing in the Plan or in any award agreement shall confer upon any Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the right to the Company and its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge any Employee at any time for any reason whatsoever, with or without cause.

       9.13 Titles: Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.



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